Exhibit 23.1

Consent of Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of (i) our report dated March 31, 2006, relating to the consolidated financial statements of InterSearch Group, Inc. and subsidiaries, and (ii) our report dated September 22, 2005, relating to the financial statements of DotCom Corporation, all of which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HACKER, JOHNSON & SMITH P.A.
HACKER, JOHNSON & SMITH P.A.

Tampa, Florida
September 26, 2006